SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2008

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Mailing Address)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17, 2008, Alex T. Bourdon resigned from his position as chief operations officer of the Company.  Mr. Bourdon’s last day with the Company will be April 16, 2008.

On March 20, 2008, we announced the appointment of Michael M. Fard as vice president of operations.  Mr. Fard is joining Power Medical Interventions from MicroAire® Surgical Instruments, where he held the position of vice president of new product development from 1995 to 2007 and prior to that was vice president of engineering and operations from 1992 to 1995.  Prior to MicroAire Surgical Instruments, Mr. Fard held positions with Baxter International and American Hospital Supply.

A copy of our March 20, 2008 press release announcing Mr. Bourdon’s resignation and Mr. Fard’s appointment is included as Exhibit 99.1 to this current report.

ITEM 9.01                     Financial Statements and Exhibits

(d) Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed with this Form 8-K	Form	Filing Date	Exhibit No.
99.1	Press release issued by Power Medical Interventions, Inc., dated March 20, 2008, titled “Power Medical Interventions Announces Executive Changes.”	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer

Date:  March 21, 2008